Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact:
Mandi Hogan
(805) 981-8655

LTC REPORTS 2022 FIRST QUARTER RESULTS

AND DISCUSSES RECENT ACTIVITIES

WESTLAKE VILLAGE, CALIFORNIA, April 28, 2022-- LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for the first quarter ended March 31, 2022.

	Three Months Ended
	March 31,
	2022	2021
	(unaudited)
Net income available to common stockholders	$14,275	$13,642
Diluted earnings per common share	$0.36	$0.35
NAREIT funds from operations ("FFO”) attributable to common stockholders	$23,611	$24,292
NAREIT diluted FFO per common share	$0.60	$0.62
FFO attributable to common stockholders, excluding non-recurring items	$24,034	$25,342
Funds available for distribution ("FAD")	$25,118	$24,579
FAD, excluding non-recurring items	$25,118	$25,783

First quarter 2022 results were impacted by the following:

•	Lower rental income due to the following:

o	the Senior Care Centers, LLC (“Senior Care”) and Senior Care’s parent company, Abri Health Services, LLC portfolio transition;

o	abated and deferred rent;

o	the sale of a skilled nursing center in Washington; and

o	a lease incentive balance write-off related to a terminated lease;

•	The decrease in rental income was partially offset by the following:

o	increases from properties transitioned from Senior Lifestyle Corporation (“Senior Lifestyle”);

o	increases in property tax revenue from properties formerly leased to Senior Lifestyle;

o	rental income from completed development projects and annual rent escalations; and

o	the following prior year non-recurring items:

▪	a straight-line rent receivable write-off; and

▪	the one-time 50% reduction of 2021 rent escalations provided to the majority of LTC’s operating partners;

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•	Higher interest income from mortgage loans due to mortgage loan originations in 2021;

•	Higher interest and other income due to a mezzanine loan origination and additional funding under working capital loans partially offset by loan payoffs;

•	Higher provision for credit losses due to a mezzanine loan origination and additional funding under working capital loans; and

•	Higher general and administrative expenses due to higher incentive compensation as well as higher non-cash compensation charges and increases in overall costs due to inflationary pressures.

During the first quarter of 2022, LTC completed the following:

•	Originated a $25 million mezzanine loan for the recapitalization of a five-property seniors housing portfolio. The mezzanine loan has a term of approximately five years, with two one-year extension options. It bears interest at 8%, with an IRR of 11%. The five communities are located in Oregon and Montana, have a total of 621 units, and include independent living, assisted-living and memory care. The communities are being managed by The Springs Living, LLC, an operator new to LTC;

•	Transitioned two memory care communities totaling 88 units in Texas to an existing LTC operator. The new master lease has a two-year term. Cash rent will start in month five, based on mutually agreed fair market rent. LTC recognized $282,000 of rent from these transitioned communities during the first quarter of 2022 and anticipates recognizing approximately $370,000 of rent from these transitioned communities during the second half of 2022;

•	Funded $9.5 million under a working capital loan for HMG Healthcare, LLC (“HMG Healthcare”) and HMG Healthcare repaid $799,000. The current outstanding balance under the working capital loan is $18.6 million, with a remaining availability of up to $6.4 million;

•	An operator of two assisted living communities in California with a total of 232 units exercised the purchase option under their lease for $43.7 million. The communities have a gross book value of $31.8 million and a net book value of $16.8 million. LTC anticipates recognizing a gain on sale of approximately $26.0 million in the second quarter of 2022;

•	Entered into an agreement with a third party to sell a 121-bed skilled nursing center in California for $13.3 million. The property has a gross book value of $4.6 million and a net book value of $1.8 million. LTC anticipates recognizing a gain on sale of approximately $10.5 million in the second quarter of 2022;

•	Borrowed $47.0 million under the Company’s revolving line of credit;

•	Paid $7.0 million in scheduled principal paydowns under LTC’s senior unsecured notes; and

•	Provided $1.3 million of deferred rent and $720,000 of abated rent.

Subsequent to March 31, 2022, LTC completed the following:

•	Acquired four newer transitional care centers for $51.5 million, located in Texas and have a combined total of 339 beds primarily in private rooms. These centers will be operated by Ignite Medical Resorts (“Ignite”), a current LTC operating partner. The lease term is 10 years, with two 5-year renewal options, and contains a purchase option beginning in the sixth lease year through the end of the seventh lease year. The Company expects to receive rent of approximately $1.0 million in each of the third and fourth quarters of 2022 and approximately $4.3 million during 2023. Rent will increase annually beginning on the third anniversary of the lease by 2.0% to 4.0% based on the change in the Medicare Market Basket Rate. Additionally, LTC provided Ignite a 10-year working capital loan for up to $2.0 million, of which $1.9 million has been funded, at 8% for first year, increasing to 8.25% for the second year, then increasing annually with the lease rate. The Company initially funded this acquisition using its unsecured revolving line of credit and intends to use proceeds from previously announced asset sales, anticipated to close in the second quarter of 2022, to pay down its unsecured revolving line of credit;

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•	Sold a 74-unit assisted living community in Virginia for $16.9 million. The community has a gross book value of $16.9 million and a net book value of $15.5 million. LTC anticipates recognizing a gain on sale of approximately $1.3 million in the second quarter of 2022. In connection with the sale, the current operator paid LTC a $1.2 million lease termination fee. The proceeds from this sale were used to paydown LTC’s unsecured revolving line of credit;

•	Borrowed a net of $34.0 million under its unsecured revolving line of credit;

•	Provided $376,000 of deferred rent and $240,000 of abated rent in April 2022. LTC has agreed to provide rent abatements up to $240,000 for each of May and June of 2022; and

•	Reduced the estimated second quarter 2022 rent of $2.7 million from Anthem Memory Care (“Anthem”) to $2.1 million as Anthem is addressing some new challenges that may make it difficult for them to pay the full 2022 second quarter rent. However, LTC anticipates receiving total cash rent from Anthem in 2022 of approximately $10.8 million as LTC believes occupancy at the properties under Anthem’s master lease will recover and Anthem is expecting receipt of additional stimulus funds. Anthem has paid their agreed upon rent through April 2022.

Conference Call Information

LTC will conduct a conference call on Friday, April 29, 2022, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended March 31, 2022. The conference call is accessible by telephone and the internet. Interested parties may access the live conference call via the following:

Webcast	www.LTCreit.com
USA Toll-Free Number	1-844-200-6205
Canada Toll-Free Number	1-833-950-0062
Conference Access Code	398152

Additionally, an audio replay of the call will be available one hour after the live call and through May 13, 2022 via the following:

USA Toll-Free Number	1-866-813-9403
Canada Local Number	1-226-828-7578
International Toll-Free Number	+44 204 525 0658
Conference Number	809164

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About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC’s investment portfolio includes 202 properties in 29 states with 35 operating partners. Based on its gross real estate investments, LTC’s investment portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward-Looking Statements

This press release includes statements that are not purely historical and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward-looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

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LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Revenues:
Rental income	$30,324	$31,973
Interest income from mortgage loans	9,636	7,922
Interest and other income	827	385
Total revenues	40,787	40,280

Expenses:
Interest expense	7,143	6,972
Depreciation and amortization	9,438	9,877
Provision (recovery) for credit losses	354	(9)
Transaction costs	32	92
Property tax expense	3,982	3,981
General and administrative expenses	5,808	5,033
Total expenses	26,757	25,946

Other operating income:
Gain (loss) on sale of real estate, net	102	(773)
Operating income	14,132	13,561
Income from unconsolidated joint ventures	375	289
Net income	14,507	13,850
Income allocated to non-controlling interests	(95)	(88)
Net income attributable to LTC Properties, Inc.	14,412	13,762
Income allocated to participating securities	(137)	(120)
Net income available to common stockholders	$14,275	$13,642

Earnings per common share:
Basic	$0.36	$0.35
Diluted	$0.36	$0.35

Weighted average shares used to calculate earnings per common share:
Basic	39,199	39,100
Diluted	39,349	39,179

Dividends declared and paid per common share	$0.57	$0.57

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Supplemental Reporting Measures

FFO and FAD are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

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Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2022	2021
GAAP net income available to common stockholders	$14,275	$13,642
Add: Depreciation and amortization	9,438	9,877
(Less)/Add: (Gain) loss on sale of real estate, net	(102)	773
NAREIT FFO attributable to common stockholders	23,611	24,292

Add: Non-recurring items	423 (1)	1,050	(6)
FFO attributable to common stockholders, excluding non-recurring items	$24,034	$25,342

NAREIT FFO attributable to common stockholders	$23,611	$24,292
Non-cash income:
Less: straight-line rental adjustment (income)	234	(682	)(3)
Add: amortization of lease costs	396 (2)	112
Add: Other non-cash expense	—	758	(4)
Less: Effective interest income from mortgage loans	(1,402)	(1,744	)(3)
Net non-cash income	(772)	(1,556)

Non-cash expense:
Add: Non-cash compensation charges	1,925	1,852
Add: Provision (recovery) for credit losses	354	(9)
Net non-cash expense	2,279	1,843

Funds available for distribution (FAD)	$25,118	$24,579

Less: Non-recurring income	—	1,204	(5)
Funds available for distribution (FAD), excluding non-recurring items	$25,118	$25,783

(1)	Represents provision for credit losses related to the origination of a $25,000 mezzanine loan during 2022 first quarter and (2) below.
(2)	Includes a lease incentive balance write-off of $173 related to a closed property and subsequent lease termination.
(3)	Includes the impact of the 50% reduction of 2021 rent and interest escalation on straight-line rent and effective interest.
(4)	Represents a straight-line rent receivable write-off due to transitioning rental revenue recognition to cash basis.
(5)	Includes the cash impact of the 50% reduction of 2021 rent and interest escalation.
(6)	Includes the GAAP impact of the 50% reduction of 2021 rent and interest escalation ($292) and (4) from above.

(Reconciliation of FFO and FAD continued on next page)

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Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2022	2021
NAREIT Basic FFO attributable to common stockholders per share	$0.60	$0.62
NAREIT Diluted FFO attributable to common stockholders per share	$0.60	$0.62

NAREIT Diluted FFO attributable to common stockholders	$23,611	$24,412
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	39,349	39,374

Diluted FFO attributable to common stockholders, excluding non-recurring items	$24,171	$25,462
Weighted average shares used to calculate diluted FFO, excluding non-recurring items, per share attributable to common stockholders	39,575	39,374

Diluted FAD	$25,255	$24,699

Weighted average shares used to calculate diluted FAD per share	39,575	39,374

Diluted FAD, excluding non-recurring items	$25,255	$25,903
Weighted average shares used to calculate diluted FAD, excluding non-recurring items, per share	39,575	39,374

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LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	March 31, 2022	December 31, 2021
ASSETS	(unaudited)	(audited)
Investments:
Land	$120,203	$123,239
Buildings and improvements	1,240,713	1,285,318
Accumulated depreciation and amortization	(367,623)	(374,606)
Operating real estate property, net	993,293	1,033,951
Properties held-for-sale, net of accumulated depreciation: 2022—$16,396; 2021—$0	32,313	—
Real property investments, net	1,025,606	1,033,951
Mortgage loans receivable, net of loan loss reserve: 2022—$3,494; 2021—$3,473	346,543	344,442
Real estate investments, net	1,372,149	1,378,393
Notes receivable, net of loan loss reserve: 2022—$619; 2021—$286	61,508	28,337
Investments in unconsolidated joint ventures	19,340	19,340
Investments, net	1,452,997	1,426,070

Other assets:
Cash and cash equivalents	4,393	5,161
Debt issue costs related to revolving line of credit	2,883	3,057
Interest receivable	41,165	39,522
Straight-line rent receivable	23,912	24,146
Lease incentives	2,277	2,678
Prepaid expenses and other assets	8,470	4,191
Total assets	$1,536,097	$1,504,825

LIABILITIES
Revolving line of credit	$157,900	$110,900
Term loans, net of debt issue costs: 2022—$600; 2021—$637	99,400	99,363
Senior unsecured notes, net of debt issue costs: 2022—$498; 2021—$524	505,482	512,456
Accrued interest	3,090	3,745
Accrued expenses and other liabilities	27,626	33,234
Total liabilities	793,498	759,698

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2022—39,460; 2021—39,374	395	394
Capital in excess of par value	857,558	856,895
Cumulative net income	1,459,048	1,444,636
Accumulated other comprehensive income (loss)	4,704	(172)
Cumulative distributions	(1,587,519)	(1,565,039)
Total LTC Properties, Inc. stockholders’ equity	734,186	736,714
Non-controlling interests	8,413	8,413
Total equity	742,599	745,127
Total liabilities and equity	$1,536,097	$1,504,825

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